EXHIBIT 99.2

XEROX HOLDINGS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION

(in millions, except where otherwise noted)

The following unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Statements”) of Xerox Holdings Corporation (“Xerox”) has been derived from the historical financial statements of Xerox, the historical financial statements of ITsavvy Acquisition Company (“ITsavvy”) and the historical financial statements of Lexmark International II, LLC (“Lexmark”).

The unaudited pro forma condensed combined statement of loss of Xerox for the nine months ended September 30, 2025 gives effect to the Lexmark Acquisition as if the acquisition had occurred on January 1, 2024 and combines the unaudited condensed consolidated statement of loss of Xerox for the nine months ended September 30, 2025 and the unaudited condensed consolidated statement of earnings of Lexmark for the six months ended June 30, 2025 given the Lexmark Acquisition occurred on July 1, 2025 and, as such, the condensed consolidated statement of loss of Xerox for the nine months ended September 30, 2025 includes the results of the Lexmark Acquisition from July 1, 2025 to September 30, 2025. The condensed consolidated statement of loss of Xerox for the fiscal year ended December 31, 2024 includes the results of the ITsavvy Acquisition from November 20, 2024 through December 31, 2024. Given that the ITsavvy Acquisition occurred in 2024, the historical Xerox unaudited condensed consolidated statement of loss for the nine months ended September 30, 2025 already reflect the effects of the ITsavvy Acquisition.

The unaudited pro forma condensed combined statement of loss of Xerox for the year ended December 31, 2024 gives effect to the ITsavvy Acquisition and the Lexmark Acquisition (together, the “Acquisitions”) as if each had occurred on January 1, 2024 and combines (a) the audited consolidated statement of loss of Xerox for the fiscal year ended December 31, 2024; (b) the unaudited results of ITsavvy, for the period from January 1, 2024 to November 19, 2024; and (c) the audited consolidated statement of earnings of Lexmark for the fiscal year ended December 31, 2024.

In accordance with Article 11 of Regulation S-X, promulgated under the Securities Exchange Act of 1933, as amended (“Article 11 of Regulation S-X”) the unaudited pro forma condensed combined balance sheet of Xerox as of September 30, 2025 giving effect to the accounting of the Acquisitions as if they occurred on September 30, 2025 is not included herein as the condensed consolidated balance sheet included in Xerox’s Form 10-Q for the nine months ended September 30, 2025 reflects the accounting for the Acquisitions.

The unaudited pro forma condensed financial information has been prepared by Xerox in accordance with Article 11 of Regulation S-X to reflect the Acquisitions, and are for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the Acquisitions occurred on the dates indicated, nor are they meant to be indicative of any future consolidated financial position or future results of operations that the combined company will experience. The pro forma adjustments are based on the preliminary assumptions and information available that management believes are reasonable under the circumstances. The historical financial statements of Xerox, ITsavvy and Lexmark have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that constitute accounting adjustments, which are necessary to account for the Acquisitions in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon certain assumptions that Xerox management believes are reasonable.

The purchase price allocation for the Lexmark Acquisition is based on preliminary estimates of fair value on the basis of information available to us as of the date of this Form 8-K. The fair value estimates assumed herein may differ materially based upon the finalization of appraisals and other valuation analyses, which is expected no later than one year from the date of the Lexmark Acquisition, and as a result may be materially different from the estimates used in preparing the unaudited pro forma condensed financial information.

Pro Forma Financial Statements

The unaudited pro forma condensed combined statement of loss does not reflect costs savings from potential operating efficiencies, or associated costs incurred to achieve such savings, and for synergies that are expected to result from the Acquisitions; nor does it include any costs associated with integration activities resulting from the Acquisitions to the extent they arise. However, such costs could affect Xerox following the closing of the Acquisitions in the period the costs are incurred.

The unaudited pro forma condensed financial information should be read in conjunction with the following:

•

the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of the combined Annual Report on Form 10-K of Xerox and Xerox Corporation for the year ended December 31, 2024 and the historical audited consolidated financial statements and the accompanying notes of Xerox included in the combined Annual Report on Form 10-K of Xerox Holdings and Xerox Corporation for the year ended December 31, 2024 filed with the Securities and Exchange Commission ( the “SEC” on February 24, 2025);

•

the historical audited consolidated financial statements and the accompanying notes of Lexmark International II, LLC as of and for the fiscal years ended December 31, 2024 and 2023 (Form 8-K/A filed with the SEC on July 31, 2025);

•

the unaudited consolidated interim financial statements of Lexmark International II, LLC as of and for the three and six months ended June 30, 2025 and 2024 and the related notes. See Exhibit 99.1 to this Form 8-K;

•

the unaudited consolidated interim financial statements of Xerox Holdings Corporation as of and for the three and nine months ended September 30, 2025 and the related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in Xerox’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the SEC on November 10, 2025; and

•

the unaudited condensed consolidated financial statements of ITsavvy Acquisition Company, Inc. as of and for the nine months ended September 30, 2024, included in Xerox’s Current Report on Form 8-K/A filed with the SEC on February 5, 2025 (initial Form 8-K filed with the SEC on November 20, 2024).

The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial information would have been if the Acquisitions had occurred as of the dates indicated or what such results will be for any future periods.

Description of the Acquisitions

ITsavvy Acquisition

On October 15, 2024, Xerox entered into a Securities Purchase Agreement (the “ITsavvy Purchase Agreement”) with ITsavvy Holdings, LLC (the “ITsavvy Seller”) and ITsavvy. The transaction contemplated by the ITsavvy Purchase Agreement was consummated on November 20, 2024 (the “ITsavvy Closing Date”) and is referred to herein as the “ITsavvy Acquisition.” The total consideration paid to the ITsavvy Seller was $405, which consisted of (i) cash payments of $195, (ii) a $110 secured promissory note issued by Xerox to the ITsavvy Seller at the ITsavvy Closing Date (the “2025 Note”), and (iii) another $110 secured promissory note issued by Xerox to the ITsavvy Seller at the ITsavvy Closing Date (the “2026 Note” and, together with the 2025 Note, the “ITsavvy Notes”), net of unamortized debt discount of $10 on the ITsavvy Notes. There are no material post-closing adjustments identified.

Lexmark Acquisition

On December 22, 2024, Xerox entered into an Equity Purchase Agreement (the “Lexmark Purchase Agreement”) with Ninestar Group Company Limited (the “Lexmark Seller”) and Lexmark. The Lexmark Purchase Agreement provided that Xerox Corporation would acquire Lexmark for $1,500, inclusive of debt that was settled at closing, as well as assumed liabilities, subject to certain other customary pre- and post-closing adjustments and escrow arrangements. The transaction contemplated by the Lexmark Purchase Agreement was consummated on July 1, 2025 (the “Lexmark Closing Date”) and is referred to herein as the “Lexmark Acquisition.” Total consideration paid to the Seller for the net assets acquired from Lexmark was $768, which included Cash and cash equivalents acquired of $93. Refer to the “Financing Transactions” section below for further details.

Pro Forma Financial Statements

The Financing Transactions

The purchase price for the Lexmark Acquisition, including the repayment of a portion of Lexmark’s outstanding debt, which was repaid at the Lexmark Closing Date (together with accrued interest and any applicable expenses, fees or premiums), was financed through a combination of the following (collectively referred to herein, together with the payment of fees and expenses in connection therewith, as the “Financing Transactions”):

•	the issuance of $500 aggregate principal amount of the senior secured second lien notes in second quarter 2025;

•	assumed borrowings totaling approximately $323 under a senior secured incremental term loan facility;

•	debt financing in the form of $250 principal amount of senior unsecured notes issued by Xerox Holdings Corporation in the form of a private placement;

•	the issuance of a pre-funded warrant to purchase approximately 2.2 million shares of Xerox Holdings Corporation’s common stock with a fair value of approximately $11; and

•	existing liquidity, including cash on hand and closing cash of Lexmark.

Also in April 2025, in connection with the Acquisitions and the Financing Transactions, Xerox Corporation issued $400 Senior Secured First Lien Notes due 2030 and a portion of the proceeds from the issuance were used to early redeem approximately $90 of Xerox Holdings Corporation’s senior unsecured notes due 2025, as well as to repay approximately $95 aggregate principal amount of borrowings under Xerox Corporation’s first lien senior secured term loan credit facility (the “TLB Facility”) with a portion of the proceeds of the First Lien Notes, and to pay fees and expenses, including redemption premiums and accrued interest. We repaid approximately $70 on secured loans during the nine months ended September 30, 2025.

The Acquisitions and the Financing Transactions are collectively the “Transactions.”

Accounting for the Acquisitions

The Acquisitions are being accounted for by Xerox using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805 — Business Combinations (ASC 805). Xerox’s management has evaluated the guidance contained in ASC 805 and determined that Xerox is the acquirer for financial accounting purposes. Accordingly, total consideration to acquire ITsavvy and Lexmark has been allocated to acquired assets and liabilities assumed based upon their estimated fair values, and certain costs were expensed. With respect to the Lexmark Acquisition, the allocation of the acquisition consideration is estimated and is dependent upon estimates of certain valuations that are subject to change. Any differences between the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be allocated to goodwill. The allocation of the aggregate Acquisition consideration and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and may be subject to measurement period adjustments or changes based on a final determination of fair value, specifically related to the Lexmark Acquisition. Refer to Note 1—Basis of Presentation for more information.

Pro Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF LOSS

	Nine Months Ended September 30, 2025
(in millions, except shares in thousands and per share data)	Xerox Historical(1)	Lexmark International II, LLC Reclassified Historical(2)	Intercompany Transactions (Note 4)	Lexmark Transaction Accounting Adjustments	Note 3	Financing (Note 5)	Note 5	Pro Forma Combined Company
Revenues
Sales	$2,215	$867	$(81)	$—		$—		$3,001
Services, maintenance, rentals and other	2,779	160	(6)	—		—		2,933

Total Revenues	4,994	1,027	(87)	—		—		5,934

Costs and Expenses
Cost of sales	1,650	575	(81)	(79)	A,B,C	—		2,065
Cost of services, maintenance, rentals and other	2,022	138	(6)	18	B,C,D	—		2,172
Research, development and engineering expenses	159	61	—	—		—		220
Selling, administrative and general expenses	1,223	200	—	(23)	B,C,D,E,F	—		1,400
Restructuring and related costs, net	68	(1)	—	—		—		67
Amortization of intangible assets	50	16	—	26	G	—		92
Divestitures	(4)	—	—	—		—		(4)
Other expenses, net	253	37	—	(33)	E,H	31	J	288

Total Costs and Expenses	5,421	1,026	(87)	(91)		31		6,300

(Loss) Income Before Income Taxes	(427)	1	—	91		(31)		(366)
Income tax expense (benefit)	529	31	—	6	I	—	K	566

Net Loss	(956)	(30)	—	85		(31)		(932)
Less: Preferred Stock Dividends, net	(11)	—	—	—		—		(11)

Net Loss Attributable to Common Shareholders	$(967)	$(30)	—	$85		$(31)		$(943)

Loss per Share from Continuing Operations
Basic Loss per Share	$(7.67)							$(7.48)
Diluted Loss per Share	$(7.67)							$(7.48)
Pro Forma Shares Outstanding
Basic	126,003							126,003
Diluted	126,003							126,003

(1)

Derived from Xerox Holdings Corporation (Xerox) condensed consolidated financial statements. Xerox Holdings Corporation’s primary direct operating subsidiary is Xerox Corporation and therefore Xerox Holdings Corporation reflects all of Xerox Corporation’s operations. All proforma adjustments contained herein apply to both Xerox Holdings Corporation and Xerox Corporation.

(2)

The financial information in this column has been derived from Lexmark International II, LLC’s (Lexmark) historical unaudited consolidated condensed financial statements for the six months ended June 30, 2025 with certain reclassification adjustments made by Xerox as described in further detail in Note 1 - Basis of Presentation in connection with the Acquisitions. Refer to Note 2 - Reclassification Adjustments for additional information regarding certain reclassification adjustments that have been made to conform Lexmark’s historical financial statement presentation to Xerox’s historical financial statement presentation.

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements. The transaction accounting adjustments made in connection with the Acquisitions are explained in Note 3 - Pro Forma Adjustments and Note 4 - Intercompany Transactions and the transaction accounting adjustments made in connection with the Financing Transactions are explained in Note 5 - Financing Transactions.

Pro Forma Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF LOSS

	Year Ended December 31, 2024
(in millions, except shares in thousands and per share data)	Xerox Historical(1)	ITsavvy Reclassified Historical (Note 2)	ITsavvy Transaction Accounting Adjustments (Note 3)	Note 3	Pro Forma Combined (Adjusted for ITsavvy Acquisition Transaction)	Lexmark International II, LLC Reclassified Historical (Note 2)(2)	Intercompany Transactions (Note 4)	Lexmark Transaction Accounting Adjustments (Note 3)	Note 3	Financing (Note 5)	Note 5	Pro Forma Combined Company
Revenues
Sales	$2,378	$333	$—		$2,711	$1,916	$(243)	$—		$—		$4,384
Services, maintenance and rentals	3,692	76	—		3,768	331	(14)	—		—		4,085
Financing	151	—	—		151	—	—	—		—		151

Total Revenues	6,221	409	—		6,630	2,247	(257)	—		—		8,620

Costs and Expenses
Cost of sales	1,562	281	—		1,843	1,267	(243)	117	A,B,C	—		2,984
Cost of services, maintenance and rentals	2,593	58	—		2,651	277	(14)	26	B,C,D	—		2,940
Cost of financing	106	—	—		106	—	—	—		—		106
Research, development and engineering expenses	191	—	—		191	126	—	—		—		317
Selling, administrative and general expenses	1,537	54	2	M	1,593	315	—	14	B,C,D,E,F	—		1,922
Goodwill impairment	1,058	—	—		1,058	681	—	(681)	Q	—		1,058
Restructuring and related costs, net	112	—	—		112	(3)	—	—		—		109
Intangible asset impairment	—	—	—		—	160	—	—		—		160
Amortization of intangible assets	73	6	6	N	85	31	—	52	G	—		168
Divestitures	47	—	—		47	—	—	—		—		47
Other expenses, net	158	8	5	O	171	93	—	(89)	E,H	183	J	358

Total Costs and Expenses	7,437	407	13		7,857	2,947	(257)	(561)		183		10,169

(Loss) Income Before Income Taxes	(1,216)	2	(13)		(1,227)	(700)	—	561		(183)		(1,549)
Income tax expense (benefit)	105	2	(2)	P	105	43	—	(55)	I	—	K	93

Net Loss	(1,321)	—	(11)		(1,332)	(743)	—	616		(183)		(1,642)
Less: Preferred Stock Dividends, net	(14)	—	—		(14)	—	—	—		—		(14)

Pro Forma Financial Statements

	Year Ended December 31, 2024
(in millions, except shares in thousands and per share data)	Xerox Historical(1)	ITsavvy Reclassified Historical (Note 2)	ITsavvy Transaction Accounting Adjustments (Note 3)	Note 3	Pro Forma Combined (Adjusted for ITsavvy Acquisition Transaction)	Lexmark International II, LLC Reclassified Historical (Note 2)(2)	Intercompany Transactions (Note 4)	Lexmark Transaction Accounting Adjustments (Note 3)	Note 3	Financing (Note 5)	Note 5	Pro Forma Combined Company
Net Loss Attributable to Common Shareholders	$(1,335)	$—	$(11)		(1,346)	(743)	—	$616		$(183)		$(1,656)

Loss per Share from Continuing Operations
Basic Loss per Share	$(10.75)				$(10.84)							$(13.10)
Diluted Loss per Share	$(10.75)				$(10.84)							$(13.10)
Pro Forma Shares Outstanding
Basic	124,210	—			124,210	—				2,160	L	126,370
Diluted	124,210	—			124,210	—				2,160	L	126,370

(1)

Derived from Xerox Holdings Corporation (Xerox) consolidated financial statements. Xerox Holdings Corporation’s primary direct operating subsidiary is Xerox Corporation and therefore Xerox Holdings Corporation reflects all of Xerox Corporation’s operations. All proforma adjustments contained herein apply to both Xerox Holdings Corporation and Xerox Corporation.

(2)

The financial information in this column has been derived from Lexmark International II, LLC’s (Lexmark) historical consolidated financial statements for the year ended December 31, 2024 with certain reclassification adjustments made by Xerox as described in further detail in Note 1 - Basis of Presentation in connection with the Acquisitions. Refer to Note 2 - Reclassification Adjustments for additional information regarding certain reclassification adjustments that have been made to conform Lexmark’s historical financial statement presentation to Xerox’s historical financial statement presentation.

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements. The transaction accounting adjustments made in connection with the Acquisitions are explained in Note 3 - Pro Forma Adjustments and Note 4 - Intercompany Transactions and the transaction accounting adjustments made in connection with the Financing Transactions are explained in Note 5 - Financing Transactions.

Pro Forma Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

(in millions, except per share data, and where otherwise noted)

The preceding unaudited pro forma condensed combined financial information has been prepared by Xerox in accordance with Article 11 of Regulation S-X to reflect the Acquisitions. The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of what Xerox’s condensed combined statements of loss would have been had the Acquisitions been consummated as of the dates indicated or will be for any future periods. The unaudited pro forma condensed combined financial information does not purport to project the future results of operations of Xerox following the closing dates of the Acquisitions. The unaudited pro forma condensed combined financial information reflects transaction accounting adjustments Xerox believes are necessary to present fairly Xerox’s unaudited pro forma condensed combined results of operations following the closing dates as of and for the periods indicated. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, or revenue enhancements that the combined company may achieve as a result of the Acquisitions, nor does it reflect the costs to integrate the operations of Xerox, ITsavvy, and Lexmark or the costs necessary to achieve any cost savings, operating synergies, and revenue enhancements.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations with Xerox as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Xerox, ITsavvy, and Lexmark. Under ASC 805, with certain exceptions, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of Acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The allocation of the aggregate Acquisition consideration depends upon certain estimates and assumptions, all of which are preliminary, particularly with respect to the Lexmark Acquisition.

The intercompany elimination, transaction, and financing accounting adjustments represent Xerox’s best estimates and are based upon certain assumptions that Xerox believes are reasonable under the circumstances. In addition to pro forma adjustments, certain adjustments have been made to reflect the impacts of the Financing Transactions and the elimination of intercompany transactions. Xerox is not aware of any material transactions between Xerox and ITsavvy or between ITsavvy and Lexmark (prior to the announcement of the ITsavvy Closing Date during the periods presented). Accordingly, adjustments to eliminate transactions between these entities are not required in the unaudited pro forma condensed combined financial information. Management has made adjustments within the condensed combined financial information to eliminate transactions between Xerox and Lexmark during the periods presented.

As discussed in Note 2 - Reclassification Adjustments, certain reclassification adjustments have been made to conform ITsavvy’s and Lexmark’s historical financial statement presentation to Xerox’s historical financial statement presentation. Also, as discussed in Note 4 - Intercompany Transactions and in Note 5 - Financing Transactions, certain adjustments have been made to the unaudited pro forma condensed combined financial information to eliminate the impact of transactions between Xerox and Lexmark and to reflect the impacts of the Financing Transactions as if they had occurred on January 1, 2024.

Pro Forma Financial Statements

NOTE 2 – RECLASSIFICATION ADJUSTMENTS

During the preparation of this unaudited pro forma condensed combined financial information, Xerox management performed an analysis of ITsavvy’s financial information and a preliminary analysis of Lexmark’s financial information to identify differences in financial statement presentation as compared to the presentation of Xerox. As a result, Xerox has made reclassification adjustments to conform ITsavvy’s and Lexmark’s historical financial statement presentation to Xerox’s historical financial statement presentation.The historical condensed consolidated statement of loss for the nine months ended September 30, 2025 includes the results of ITsavvy, and therefore no reclassification adjustments for ITsavvy are required.

Refer to the table below for a summary of reclassification adjustments made to present Lexmark’s consolidated condensed statement of earnings for the six months ended June 30, 2025 to conform with that of Xerox’s financial statement presentation. As noted, the historical results of Lexmark for the three months ended September 30, 2025 are included in the historical condensed consolidated statement of loss of Xerox, and therefore reclassification adjustments are only applicable through the six months ended June 30, 2025:

	For the Six Months Ended June 30, 2025
(in millions)	Lexmark Historical	Reclassifications	Note	Lexmark Reclassified
Sales	$828	$39	(a)(c)	$867
Product, related party	51	(51)	(a)	—
Services, maintenance, rentals and other	149	11	(a)	160
Cost of sales	585	(10)	(b)(d)	575
Cost of revenue - Product, related party	31	(31)	(b)	—
Cost of services, maintenance, rentals and other	104	34	(b)	138
Selling, general and administrative	211	(11)	(a)(c)(d)	200
Restructuring and related, net	—	(1)	(c)	(1)
Amortization of intangible assets	—	16	(c)	16
Interest expense	40	(40)	(d)	—
Interest (income)	(2)	2	(d)	—
Other expense (income), net	(5)	42	(b)(c)(d)	37

(a)	Reclassified $51 to Sales from Product, related party and reclassified ($11) and ($1) from Sales to Services, maintenance, rentals and other and Selling, general and administrative.
(b)

Reclassified $31 to Cost of sales from Cost of revenue - Product, related party. Reclassified ($34) and ($8) from Cost of sales to Cost of services, maintenance, rentals and other, and Other expense (income), net

(c)

Reclassified ($16) and $1 from Selling, general and administrative to Amortization of intangible assets and Restructuring and related, net. Reclassified $1 and $3 to Selling, general and administrative from Sales and Other expense, net.

(d)	Reclassified ($40) from Interest expense, $2 from Interest income, ($7) from Cost of sales and $3 from Selling, general and administrative to Other expense (income), net.

Pro Forma Financial Statements

Refer to the table below for a summary of reclassification adjustments made to present Lexmark’s consolidated statement of loss for the year ended December 31, 2024 to conform with that of Xerox’s financial statement presentation:

	For the Year Ended December 31, 2024
(in millions)	Lexmark Historical	Reclassifications	Note	Lexmark Reclassified
Sales	$1,879	$37	(a)	$1,916
Product, related party	64	(64)	(a)	—
Services, maintenance and rentals	304	27	(a)	331
Cost of sales	1,305	(38)	(b)(d)	1,267
Cost of revenue - Product, related party	42	(42)	(b)	—
Cost of services, maintenance and rentals	203	74	(b)	277
Selling, general and administrative	350	(35)	(c)(d)	315
Restructuring and related, net	(6)	3	(c)	(3)
Amortization of intangible assets	—	31	(c)	31
Interest expense	85	(85)	(d)	—
Interest (income)	(7)	7	(d)	—
Other expense (income), net	8	85	(b)(c)(d)	93

(a)	Reclassified $64 to Sales from Product, related party and ($27) from Sales to Services, maintenance and rentals.
(b)

Reclassified $42 to Cost of sales from Cost of revenue - Product, related party. Reclassified ($74) and ($6) from Cost of sales to Cost of services, maintenance and rentals and Other expense (income), net

(c)	Reclassified ($31), ($3) and ($1) from Selling, general and administrative to Amortization of intangible assets, Restructuring and related and Other expense, net.
(d)	Reclassified ($85) from Interest expense, $7 from Interest income, ($6) from Cost of sales and ($1) from Selling, general and administrative to Other expense (income), net.

Pro Forma Financial Statements

Refer to the table below for a summary of reclassification adjustments made to present ITsavvy’s condensed consolidated statement of income for the period January 1, 2024 to September 30, 2024 and the condensed consolidated statement of loss from October 1, 2024 to November 19, 2024 to conform with that of Xerox’s financial statement presentation:

	Period Ended January 1, 2024 - September 30, 2024				Period Ended October 1, 2024 - November 19, 2024				Period Ended January 1, 2024 - November 19, 2024
(in millions)	ITsavvy Historical	Reclassifications	Notes	ITsavvy Reclassified Historical	ITsavvy Historical	Reclassifications	Notes	ITsavvy Reclassified Historical	ITsavvy Total Reclassified Historical
Sales	$351	$(61)	(a)	$290	$58	$(15)	(aa)	$43	$333
Services, maintenance and rentals	—	61	(a)	61	—	15	(aa)	15	76
Cost of sales	302	(58)	(b)	244	50	(13)	(bb)	37	281
Cost of services, maintenance and rentals	—	47	(c)	47	—	11	(cc)	11	58
Selling, administrative and general expenses	39	6	(d)	45	9	—	(dd)	9	54
Amortization of intangible assets	—	5	(e)	5	—	1	(ee)	1	6
Interest expense	6	(6)	(f)	—	1	(1)	(ff)	—	—
Other expenses, net	—	6	(f)	6	—	2	(gg)	2	8

(a)	Reclassified ($61) to Service, maintenance and rentals.
(b)	Reclassified ($47) to Cost of services, maintenance and rentals and ($11) to Selling, administrative and general expenses.
(c)	Reclassified $47 from Cost of sales.
(d)	Reclassified $11 from Cost of sales and ($5) to Amortization of intangible assets.
(e)	Reclassified $5 from Selling, administrative and general expenses.
(f)	Reclassified ($6) to Other expenses, net.
(aa)	Reclassified ($15) to Service, maintenance and rentals.
(bb)	Reclassified ($11) to Cost of services, maintenance and rentals, and ($2) to Selling, administrative and general expenses.
(cc)	Reclassified $11 from Cost of sales.
(dd)

Reclassified $2 from Cost of sales to Selling, administrative and general expenses, and ($1) from Selling, administrative and general expenses to Amortization of intangible assets and Other expense, net respectively.

(ee)	Reclassified $1 from Selling, administrative and general.
(ff)	Reclassified ($1) to Other expenses, net.
(gg)	Reclassified $1 from Selling, administrative and general expenses, and $1 from Interest expense to Other expenses, net.

Pro Forma Financial Statements

NOTE 3 – PRO FORMA ADJUSTMENTS

This note should be read in conjunction with Note 1 - Basis of Presentation. The following summarizes the pro forma adjustments in connection with the ITsavvy and the Lexmark Acquisitions to give effect to the transactions as if they had occurred on January 1, 2024 for purposes of the unaudited pro forma condensed combined statement of loss.

Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Loss

As the ITsavvy Acquisition was consummated on November 20, 2024 and the Lexmark Acquisition was consummated on July 1, 2025, transaction accounting adjustments are included to give effect to these acquisitions as if they had occurred on January 1, 2024. The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of loss for the nine months ended September 30, 2025 and the year ended December 31, 2024 are as follows.

Transaction Accounting Adjustments Related to Lexmark Acquisition

(A)

Reflects the $92 adjustment to Cost of sales for the inventory fair value adjustment. As the acquired inventory was sold within three months of the date of the Lexmark Acquisition, the impact is removed from the September 30, 2025 condensed combined statement of loss and reflected in the December 31, 2024 condensed combined statement of loss.

(B)

The following reflects the adjustments to Depreciation expense related to buildings and equipment recorded within Cost of sales, Cost of services, maintenance and rentals and Selling, administrative and general expenses as a result of recording acquired buildings and equipment at fair value:

(in millions)	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Removal of Lexmark’s historical depreciation expense - Cost of sales	$(10)	$(23)
Estimated depreciation expense - Cost of sales	25	50

Net pro forma transaction accounting adjustments to Cost of sales	$15	$27

(in millions)	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Removal of Lexmark’s historical depreciation expense - Cost of services, maintenance and rentals	$(8)	$(28)
Estimated depreciation expense - Cost of services, maintenance and rentals	29	57

Net pro forma transaction accounting adjustments to Cost of services, maintenance and rentals	$21	$29

(in millions)	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Removal of Lexmark’s historical depreciation expense - Selling, administrative and general	$(3)	$(5)
Estimated depreciation expense - Selling, administrative and general	5	10

Net pro forma transaction accounting adjustments to Selling, administrative and general	$2	$5

(C)

The following reflects the adjustment to lease amortization expense recorded within Cost of sales, Cost of services, maintenance and rentals and Selling, administrative and general expenses as a result of recording Lexmark’s acquired leases at fair value:

(in millions)	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Removal of Lexmark’s historical lease expense - Cost of sales	$(5)	$(7)
Estimated lease expense - Cost of sales	3	5

Net pro forma transaction accounting adjustments to Cost of sales	$(2)	$(2)

Pro Forma Financial Statements

(in millions)	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Removal of Lexmark’s historical lease expense - Cost of services, maintenance and rentals	$(8)	$(15)
Estimated lease expense - Cost of services, maintenance and rentals	5	10

Net pro forma transaction accounting adjustments to Cost of services, maintenance and rentals	$(3)	$(5)

(in millions)	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Removal of Lexmark’s historical lease expense - Selling, administrative and general	$(17)	$(32)
Estimated lease expense - Selling, administrative and general	11	22

Net pro forma transaction accounting adjustments to Selling, administrative and general	$(6)	$(10)

(D)

Represents adjustments to reflect the expense of $3 to obtain representation and warranties insurance policies in connection with the Lexmark Acquisition. This expense has been pushed back to the earliest period presented. The net pro forma adjustments to Cost of services, maintenance & rentals was $0 and $2 for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively, and the net pro forma adjustments to Selling, administrative & general was $0 and $1 for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively.

(E)

The following reflects the adjustments to pension and post-employment expense due to changes in the carrying values of the plan assets and liabilities, recorded to conform Lexmark’s defined benefit plan accounting to Xerox’s. The net pro forma adjustment to Selling, administrative and general expenses was $0 and ($1) for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively, and the net pro forma adjustment to Other expense (income), net was $7 and ($3) for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively.

(F)

The following adjustment reflects the pro forma impacts related to certain employee single-trigger compensation arrangements that Lexmark had with certain of its employees. Expense of $19 was recorded in Lexmark’s financial statements for the nine months ended September 30, 2025. Therefore, the expense has been reversed from the condensed consolidated statement of earnings for the nine months ended September 30, 2025 and included within the condensed combined statement of loss for the year ended December 31, 2024.

(G)	Reflects the adjustments to Amortization of intangible assets as follows:

(in millions)	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Removal of Lexmark’s historical intangible asset amortization	$(16)	$(31)
Estimated amortization of acquired intangible assets	42	83	(i	)

Net pro forma transaction accounting adjustments to Amortization of intangible assets	$26	$52

(i)

Represents straight-line amortization of the estimated fair value of the intangible assets for customer relationships, developed technology, and trade name and trademarks over the estimated useful life of 10 years, 7 years and 7 years, respectively.

(H)

Reflects the adjustments to Other expenses, net for the removal of Lexmark’s historical interest and deferred financing costs related to repaid debt of ($40) and ($86) for the nine months ended September 30, 2025 and year ended December 31, 2024, respectively.

(I)

Represents the application of the estimated blended statutory income tax rate of 20% to the pro forma transaction accounting adjustments for the nine months ended September 30, 2025 and the year ended December 31, 2024, further adjusted for valuation allowance required on certain deferred tax assets. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended statutory rates will likely vary from the actual effective rates in periods subsequent to the closing date of the Lexmark acquisition.

(Q)	Reflects the removal of Lexmark’s historical goodwill impairment charge.

Pro Forma Financial Statements

Transaction Accounting Adjustments Related to ITsavvy Acquisition

(M)	Represents an adjustment made to reflect share-based payment expense recorded by Xerox for restricted stock awards issued to certain employees in conjunction with the ITsavvy Acquisition.

(N)	The following reflects the adjustments to Amortization of intangible assets:

(in millions)	January 1, 2024 - November 19, 2024
Removal of ITsavvy’s historical intangible asset amortization	$(7)
Estimated amortization of acquired intangible assets	13	(i	)

Net pro forma transaction accounting adjustments to Amortization of intangible assets	$6

(i)

Represents straight-line amortization of the estimated fair value of the intangible assets for customer relationships and a trade name over the estimated useful life of 10 years and one year, respectively.

(O)	Reflects the adjustments to Other expenses, net

(in millions)	January 1, 2024 - November 19, 2024
Removal of interest expense on ITsavvy debt not assumed by Xerox	$(8)
Imputed interest on the Notes issued by Xerox to the Seller	13

Net pro forma transaction accounting adjustments to Other expenses, net	$5

The secured promissory notes are non-interest bearing, however, Xerox recorded imputed interest using a 5.5% annual interest rate.

(P)

Represents the application of the estimated blended statutory income tax rate of 24.5% to the pro forma transaction accounting adjustments for the period January 1, 2024 to November 19, 2024, further adjusted for the valuation allowance required on certain deferred tax assets. Because the tax rates used for the unaudited pro forma combined financial information are estimated, the blended statutory rate will likely differ from the actual effective rate in periods subsequent to the ITsavvy Closing Date.

Pro Forma Financial Statements

NOTE 4 – INTERCOMPANY TRANSACTIONS

Transactions between Xerox and the Company primarily include sales of equipment and supplies. The unaudited pro forma condensed combined financial information have been adjusted to eliminate transactions between Xerox and Lexmark, primarily consisting of Lexmark’s revenue and Xerox’s cost of sales.

Intercompany Elimination Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Loss

(in millions)	Nine Months Ended September 30, 2025(1)
	Xerox	Lexmark	Total
Sales	$—	$(81)	$(81)
Services, maintenance and rentals	(6)	—	(6)

Total Revenues Eliminated	$(6)	$(81)	$(87)

Cost of sales	$(81)	$—	$(81)
Cost of services, maintenance and rentals	—	(6)	(6)

Total Costs Eliminated	$(81)	$(6)	$(87)

(1)

Pro forma intercompany amounts reflect activity from January 1, 2025 through June 30, 2025 only, as all intercompany activity on or after July 1, 2025 is included in the results of Xerox’s condensed consolidated statement of loss for the nine months ended September 30, 2025.

(in millions)	Year Ended December 31, 2024
	Xerox	Lexmark	Total
Sales	$(7)	$(236)	$(243)
Services, maintenance and rentals	(14)	—	(14)

Total Revenues Eliminated	$(21)	$(236)	$(257)

Cost of sales	$(236)	$(7)	$(243)
Cost of services, maintenance and rentals	—	(14)	(14)

Total Costs Eliminated	$(236)	$(21)	$(257)

As disclosed in its financial statements, Lexmark had various transactions with Ninestar affiliates. As the Ninestar affiliates to which these transactions relate are not entities controlled by Xerox, these transactions have not been adjusted within the unaudited pro forma condensed combined financial information.

Pro Forma Financial Statements

NOTE 5 – FINANCING TRANSACTIONS

The Financing Transactions bear interest at rates between 8.10% and 16.75% and mature between 2029 and 2031. For purposes of the unaudited pro forma condensed combined financial information, Xerox drew the full amount of the $400 Senior Secured First Lien Notes, $500 Senior Secured Second Lien Notes, and $250 Senior Unsecured Notes on or prior to the closing of the Lexmark Acquisition.

Unaudited Pro Forma Condensed Combined Statement of Loss

(J)

Reflects the adjustments made to Other expenses, net for the interest and amortization of the debt issuance costs associated with the estimated borrowings from the Financing Transactions. The interest rates used in calculating the pro forma adjustments for the Financing Transactions ranged between 9.17% and 16.75%, based on the most current prevailing rate. The costs incurred to secure the Financing Transactions are amortized on a straight-line basis over the five to six year terms of the respective commitments.

(in millions)	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Removal of Xerox’s historical interest expense related to repaid debt and deferred financing fees	$(8)	$(20)	(i	)
Expense related to the Transaction Facility commitment fee	(22)	22
Addition of interest expense from the Financing Transactions	57	169
Amortization related to deferred debt issuance costs	2	7
Addition of amortization expense of debt issuance costs from the Financing Transactions	2	5

Net pro forma transaction accounting adjustments to Other expenses, net	$31	$183

(i)

Includes the removal of Xerox’s historical debt issuance cost and amortization expense, as well as the extinguishment loss related to the debt repaid as a result of the Financing Transactions of $3 for the nine months ended September 30, 2025 and $0 for the year ended December 31, 2024.

(K)

Represents the application of the estimated blended statutory income tax rate of 24% to the pro forma financing adjustments for the nine months ended September 30, 2025 and the year ended December 31, 2024, further adjusted for the valuation allowance required on certain deferred tax assets. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended statutory rates will likely vary from the actual effective rate in periods subsequent to the Lexmark closing date.

(L)

Reflects the adjustment to common shares issued related to a pre-funded warrant. The warrant was issued in connection with the issuance of the $250 principal amount of senior unsecured notes by Xerox Holdings Corporation. The shares underlying the warrant have been included for purposes of calculating earnings per share.

Pro Forma Financial Statements